Exhibit 99.1

Brand Engagement Network Finalizes Agreement for a Proprietary AI Engagement Solution with a Leading Global Ad Agency for One of the World’s Top Pharmaceutical Companies

WILMINGTON, Del., December 29, 2025 – Brand Engagement Network Inc. (Nasdaq: BNAI) (“BEN” or the “Company”), a provider of safe and secure generative AI for businesses and their consumers, today announced it has entered into a Vendor Services Project Agreement with a leading global advertising and communications agency, a unit of one of the world’s top advertising holding companies, for the development of a custom AI engagement communication method for a top 10 global pharmaceutical client’s established prescription pharmaceutical drug. The identities of the pharmaceutical company and the agency remain confidential pending a formal release of the AI solution.

Under the agreement, BEN is expected to recognize $250,000 in revenue for development services spanning two Statements of Work in Q4’ 2025. BEN anticipates monthly recurring license fees, separate from the development work, in the first quarter of 2026.

This development, together with BEN’s exclusive Latin American licensing partnership and the new venture to launch Skye Salud an AI healthcare platform for Mexico, is expected to contribute positively to the Company’s Q4 2025 results while highlighting increasing adoption of BEN’s secure AI technology in the healthcare vertical in both the U.S. and Mexico.

Tyler Luck, Chief Executive Officer of BEN, commented, “This agreement reflects BEN’s progression in healthcare, in which our technology delivers trusted, secured, and efficient AI for pharma manufacturers, healthcare providers, and patients. We are committed to creating experiences for consumers where their needs are met with accuracy, reliability, and integrity.”

For more information about the agreement and settlement, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2025. For additional background on BEN’s previously announced healthcare initiatives in Latin America, including the Skye Salud platform in Mexico, please refer to the Company’s prior press release available on its investor relations website: https://investors.brandengagementnetwork.com/news/ben-and-skye-inteligencia-announce-formation-of-skye-salud-a-sovereign-augmented-intelligence-healthcare-platform-for-mexico

About Brand Engagement Network (BEN) (Nasdaq: BNAI)

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries with massive workforce gaps and opportunities to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is its rich portfolio of conversational AI applications that drive better customer experience, increased automation, and enhanced operational efficiencies. BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes. For more information about BEN, please visit www.beninc.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact, included in this press release regarding the company’s future financial performance, strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with our limited operating history; (ii) our ability to achieve profitability in the future; (iii) our ability to demonstrate the value of our solution to our customers; (iv) our ability to attract new customers and convince them of the value of our solution; (v) our ability to retain and expand our relationships with existing customers; (vi) our dependence on our senior management team and other key employees; (vii) risks associated with downturns in the economy and reductions in advertising and marketing spend; (viii) risks associated with our presence in the emerging and evolving market for generative AI products and services; (ix) our ability to manage our growth effectively; (x) risks associated with the impact of geopolitical and macroeconomic instability; (xi) risks associated with the intense competition in our industry; (xii) risks associated with our reliance on third-party platforms; (xiii) risks associated with changes in applicable laws or regulations and with the difficulties and complexities associated with newly emerging technologies; (xiv) risks associated with cyber privacy and security concerns; (xv) our ability to maintain, protect, and enhance our intellectual property rights; and (xvi) our ability to successfully identify, execute, and integrate future acquisitions. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the Securities and Exchange Commission (the “SEC”), and in other reports that the company files with the SEC from time to time. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the company presently does not know or that the company currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect the company’s current expectations, plans, or forecasts of future events and views as of the date of this press release. The company anticipates that subsequent events and developments will cause these assessments to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

BEN Investor Relations Contact:

Investors@beninc.ai

BEN Media Contact:

amy@beninc.ai